Exhibit 99.B24(b)


                                POWER OF ATTORNEY

         We, the undersigned Officers of PBHG Advisor Funds, Inc. (the "Company"), whose signatures appear below, hereby make, constitute and appoint Harold J. Baxter, John M. Zerr and William H. Rheiner, and each of them acting individually, to be our true and lawful attorneys and agents, each of them with the power to act without any other and with full power of substitution, to execute, deliver and file in each undersigned Officer's capacity as shown below, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, including any and all pre-effective and post-effective amendments to the Company's registration statement, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder in connection with the registration of shares or additional shares of common stock of the Company or any of its series under the Investment Company Act of 1940, as amended, including any and all amendments to the Company's registration statement; and without limitation of the foregoing, the power and authority to sign the name of the Company on its behalf, and to sign the name of each such Officer on his behalf and we grant to said attorney or attorneys, full power and authority to do and perform each and every act and thing whatsoever as said attorney or attorneys may deem necessary or advisable to carry out fully the intent of this Power of Attorney to the same extent and with the same effect as if we might or



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could do personally in our capacity as aforesaid and we ratify, confirm and approve all acts and things which said attorney or attorneys might do or cause to be done by virtue of this Power of Attorney and his signatures as the same may be signed by said attorney or attorneys.

SIGNATURE                                TITLE                           DATE
---------                                -----                           ----

/s/ Gary L. Pilgrim                    President                        2/20/98
-------------------------                                               -------
Gary L. Pilgrim

/s/ Paul J. Hondros                    Executive Vice                   2/20/98
-------------------------              President                        -------
Paul J. Hondros

/s/ Brian F. Bereznak                  Vice President                   2/20/98
-------------------------                                               -------
Brian F. Bereznak

/s/ Lee T. Cummings                    Treasurer, Chief                 2/20/98
-------------------------              Financial Officer                -------
Lee T. Cummings                        and Controller